SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 4, 2002

SKECHERS U.S.A., INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-14429 (Commission File Number)	95-4376145 (I.R.S. Employer Identification No.)

228 Manhattan Beach Blvd.
Manhattan Beach, California 90266
(Address of Principal Executive Offices, Including Zip Code)

(310) 318-3100
(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events

On April 4, 2002, the Registrant issued a press release announcing the pricing of $75,000,000 of its 4.50% Convertible Subordinated Notes due 2007 through a private offering. The Notes will accrue interest at 4.5% per annum and will be convertible into the Registrant’s Class A common stock, at the option of the holder, at an initial conversion price of $25.968 per share. A copy of the press release is filed herewith as Exhibit 20.1.

Item 7. Exhibits

20.1 Press Release of the Registrant dated April 4, 2002

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 8, 2002	SKECHERS U.S.A., INC.

By: /s/ DAVID WEINBERG

Name: David Weinberg Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

20.1	Press Release of the Registrant dated April 4, 2002